EXHIBIT 99.3


                        AMENDMENT 2 TO LICENSE AGREEMENT


         This Amendment 2 is entered into as of December 29, 1999, by and between SULZER CARBOMEDICS INC. ("Company"), a corporation organized and existing under the laws of the State of Delaware, with its principal office located at 1300 East Anderson Lane, Austin, Texas 78752 and ATS MEDICAL, INC. ("ATS"), a corporation organized and existing under the laws of the State of Minnesota with its principal office located at 3905 Annapolis Lane, Minneapolis, Minnesota.

RECITALS:

         The Company and ATS entered into a License agreement dated September 24, 1990, as amended December 16, 1993 (the "License Agreement"). The parties now desire to further amend that Agreement.

         THEREFORE, in consideration of the mutual promises set forth in this Amendment and other good and valuable consideration, the parties agree to the following terms.

TERMS:

         The following items are hereby added to the License agreement:

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         10.7 Neither the Company nor ATS shall enter into any agreement for the direct or indirect sale, transfer, assignment or conveyance of all, or substantially all, of the assets of the Company or ATS, as the case may be, unless the transferee agrees to assume and be bound by the terms of this License Agreement.

         10.8 In the event of any dispute or controversy regarding this License Agreement, the prevailing party shall be entitled to its reasonable attorney's fees and costs.

         Unless expressly modified by this Amendment, all other provisions in the License Agreement will remain unchanged and in full force and effect.


ATS MEDICAL, INC.                           SULZER CARBOMEDICS, INC.


By: /s/ Richard W. Kramp                    By: /s/ Terry L. Marlatt
    --------------------------------            --------------------------------

Printed Name: Richard W. Kramp              Printed Name: Terry L. Marlatt
              ----------------------                      ----------------------

Title: President/COO                        Title: President
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